SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2011, Vectren Utility Holdings, Inc. (Utility Holdings), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which various institutional investors have agreed to purchase the following tranches of notes:  (i) $55,000,000 4.67% Senior Guaranteed Notes, due November 30, 2021, (ii) $60,000,000 5.02% Senior Guaranteed Notes, due November 30, 2026, and (iii) $35,000,000 5.99% Senior Guaranteed Notes, due November 30, 2041.  These senior notes will be jointly and severally guaranteed by Utility Holdings’ regulated utility subsidiaries, Southern Indiana Gas and Electric Company, Indiana Gas Company, Inc., and Vectren Energy Delivery of Ohio, Inc. and are unsecured.  Subject to the satisfaction of customary conditions precedent, this financing is scheduled to close on or about November 30, 2011.  This Note Purchase Agreement contains customary representations, warranties and affirmative and negative covenants, and the attached Exhibit contains a description of those provisions.

Item 9.01 Exhibits

 (d) Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement Dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
April 7, 2011

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

4.1	Note Purchase Agreement Dated April 5, 2011